EXHIBIT 10.1

ARKANSAS BEST CORPORATION

EXECUTIVE OFFICER
ANNUAL INCENTIVE COMPENSATION PLAN
As Established Effective January 1, 2005

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1 ESTABLISHMENT OF THE PLAN

Arkansas Best Corporation, a Delaware corporation, hereby establishes an annual incentive compensation plan to be known as the “Executive Officer Annual Incentive Compensation Plan” (the “Plan”), as set forth in this document. The Plan permits annual cash awards to Executive Officers of the Company and Subsidiaries, based on the achievement of pre-established performance goals. The Plan shall become effective as of January 1, 2005 (the “Effective Date”) and shall remain in effect until terminated as provided in Section 11 herein.

1.2 PURPOSE

The purposes of the Plan are to: (a) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company; (b) encourage teamwork among Executive Officers in various segments of the Company; (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (d) ensure that the compensation paid under this Plan qualifies for the “performance based compensation” exemption under Code Section 162(m).

SECTION 2. DEFINITIONS

The following terms shall have the meanings set forth below whenever used in this document and, when the defined meaning is intended, the term is capitalized:

2.1 “ABC” means Arkansas Best Corporation.

2.2 “BASE SALARY” means, as to any specific Plan Year, an Executive Officer’s base salary paid in the fiscal year for which the annual incentive is earned. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company.

2.3 “BOARD” OR “BOARD OF DIRECTORS” means the ABC Board of Directors.

2.4 “CHANGE IN CONTROL” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

     (ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan [or related trust] of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

     (iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

     (v) A complete liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, in no event shall amounts in respect of Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, be distributed upon a Change in Control prior to the occurrence of either a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.”

2.5 “CODE” means the Internal Revenue Code of 1986, as amended.

2.6 “COMMITTEE” means a committee of two (2) or more individuals, all of whom shall be “outside directors” within the meaning of the regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Section 3 herein.

2.7 “COMPANY” means Arkansas Best Corporation, a Delaware corporation, (including, as appropriate, any and all Subsidiaries) and any successor thereto.

2.8 “DISABILITY” means a physical or mental condition resulting from bodily injury, disease or mental disorder, which constitutes a disability under the terms of the Company’s Short Term Disability Policy.

2.9 “EFFECTIVE DATE” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

2.10 “EMPLOYEE” means a full-time, salaried employee of the Company or a Subsidiary.

2.11 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.12 “EXECUTIVE OFFICER” means an Employee who, as of the last day of the applicable Plan Year, is covered by the compensation limitations of Code Section 162(m) or the regulations issued thereunder.

2.13 “FINAL AWARD” means the actual award earned during a Plan Year by an Executive Officer.

2.14 “INDIVIDUAL AWARD OPPORTUNITY” means the various levels of incentive award compensation which an Executive Officer may earn under the Plan including Target Incentive Awards, as established by the Committee pursuant to Section 5.

2.15 “PLAN YEAR” means the Company’s fiscal year.

2.16 “RETIREMENT” means termination from active employment with the Company and its Subsidiaries (a) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries, or (b) at or after age 65.

2.17 “SUBSIDIARY” means any corporation in which ABC, or a Subsidiary of ABC, owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

2.18 “TARGET INCENTIVE AWARD” means the award that may be paid to an Executive Officer when “targeted” performance results, as established by the Committee, are attained.

SECTION 3. ADMINISTRATION

3.1 THE COMMITTEE. The Compensation Committee of the Board shall initially administer the Plan. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, serve at the discretion of, and must be independent members of the Board.

3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to certify after the end of each Plan Year the Employees who qualify as Executive Officers; determine the size and types of performance measurements and goals, Individual Award Opportunities and Target Incentive Awards; determine the terms and conditions of Individual Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Individual Award Opportunities to the extent such terms and conditions are within the sole discretion of the Committee as provided in Section 11 herein. Further, the Committee shall make all other determinations that may be necessary for the administration of the Plan. To the extent permitted by Section 162(m) and its regulations, the Committee may, from time-to-time, delegate some or all of its authority hereunder.

3.3 DECISIONS BINDING. All determinations and decisions of the Committee in the administration of the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

Each Employee who is an Executive Officer shall be eligible and shall participate in the Plan for each Plan Year in which he is an Executive Officer. No later than ninety (90) days after the end of each Plan Year, the Committee shall identify and certify each Employee who is an Executive Officer for the Plan Year just ended.

SECTION 5. AWARD DETERMINATION

5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish in writing performance goals for that Plan Year. Except as provided in Section 5.7 herein, performance measures which may serve as determinants of Executive Officers’ Individual Award Opportunities shall be limited to the Company’s pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on capital employed, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, results of customer satisfaction surveys and safety or productivity improvement. Performance goals may be determined solely by reference to the performance of ABC, a Subsidiary, or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. For each Plan Year, the Committee may establish ranges of attainment of the performance goals which will correspond to various levels of Individual Award Opportunities. Each range may include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs, (d) litigation, claims, judgments or settlements, (e) the effect of changes in tax law or other such laws or regulations affecting reported results, (f) accruals for reorganization and restructuring programs, (g) any extraordinary, unusual or nonrecurring items as described in Accounting Principles Board (“APB”) Opinion No. 30, (h) any change in accounting principle as defined in APB No. 20 and (i) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.

Notwithstanding any other provision of this Plan, and only to the extent it would not eliminate the ability of the Individual Award Opportunities held by Executive Officers to qualify for the “performance based compensation” exception under Code Section 162(m), in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment may be made in the Individual Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

5.2 INDIVIDUAL AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Individual Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Individual Award Opportunities may vary in relation to the job classification of each Participant or among Participants in the same job classification and be established as a function of each Executive Officer’s Base Salary or such other criteria as the Committee may select. In the event an Executive Officer changes job levels during a Plan Year, the Participant’s Individual Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

5.3 COMPUTATION OF FINAL AWARDS. Each Executive Officer’s Final Award shall be based on: (a) the Executive Officer’s Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company or Subsidiary performance in relation to the pre-established performance goals.

5.4 FINAL AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Executive Officers (either in the aggregate, by Employee class, or among individual Executive Officers) in each Plan Year. The guidelines may be expressed as a percentage of companywide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Executive Officer in connection with performance in any one Plan Year shall not exceed $2,000,000.

5.5 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Sections 5.1 and 5.7 herein, each Executive Officer’s Final Award shall be based exclusively on the Individual Award Opportunity levels established by the Committee pursuant to Section 5.2 above.

5.6 NONADJUSTMENT AND CERTIFICATION OF PERFORMANCE GOALS. Except as provided in Sections 5.1 and 5.7, performance goals shall not be changed following their establishment, and Executive Officers shall not receive any payout under this Plan when the minimum performance goals are not met or exceeded. Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the corresponding performance goals for such Plan Year were satisfied.

5.7 POSSIBLE MODIFICATIONS. If, on the advice of the Company’s counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to performance measures, performance goals, or Individual Award Opportunities granted to Executive Officers, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such performance measures, performance goals or Individual Award Opportunities as is consistent with such advice and the terms of this Plan. In addition, in the event that changes are made to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to any Individual Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and to the extent of such changes.

SECTION 6. PAYMENT OF FINAL AWARDS

6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by an Executive Officer pursuant to Section 6.2 herein, or deferral of all or a portion of an Executive Officer’s Final Award is required by Section 6.3, each Executive Officer’s Final Award shall be earned and paid in cash, in one lump sum, as soon as the Final Award’s calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued. Except as provided in Section 7, an Executive Officer must be employed by the Company or a Subsidiary on the date of payment to receive a Final Award.

6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. An Executive Officer may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company’s Voluntary Savings Plan (“VSP”).

6.3 DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of an Executive Officer’s Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee shall require that payment of the nondeductible portion of such Final Award shall be deferred until the earlier of the Executive Officer’s death, disability, a Change in Control, or 185 days after termination of employment. The Committee, in a manner consistent with the requirements of Code Sections 162(m) and the regulations thereunder, shall determine rates of interest on such deferred amounts.

6.4 UNSECURED INTEREST. No Executive Officer or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. TERMINATION OF EMPLOYMENT

7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event an Executive Officer’s employment is terminated by reason of death, Disability, or Retirement, the Final Award is to be paid as soon as its calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued following the end of the Plan Year in which employment termination occurs. In the case of an Executive Officer’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. An Executive Officer must have been a Participant in the Plan during the Plan Year for not less than the ninety (90) days prior to his Retirement.

7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event an Executive Officer’s employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), the Executive Officer’s opportunity to receive a Final Award shall be forfeited. The Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Executive Officer was employed by the Company, computed as determined by the Committee.

SECTION 8. RIGHTS OF PARTICIPANTS

8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Executive Officer’s or other Employee’s employment at any time, nor confer upon any Executive Officer or other Employee any right to continue in the employ of the Company.

8.2 NONTRANSFERABILITY. No right or interest of any Executive Officer or other Employee in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. BENEFICIARY DESIGNATION

Each Executive Officer may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Executive Officer, shall be in a form prescribed by the Committee, and will be effective only when filed by the Executive Officer in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Executive Officer’s death shall be paid to the Executive Officer’s estate.

SECTION 10. CHANGE IN CONTROL

In the event of a Change in Control, each Executive Officer shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which such Change in Control occurs. In such circumstances, the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control and shall determine the Executive Officer’s base salary as of a date on or before the Change in Control. Such proration shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Executive Officer as soon as the final calculation is completed, but in any event within forty-five (45) days after the effective date of the Change in Control.

Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Plan, together with any other payments which Executive Officer has the right to receive from the Company, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(3)), the payments pursuant to this Plan and/or other plans or agreements shall be reduced to the largest amount and/or paid at such time as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999.

SECTION 11. AMENDMENTS

The Committee, or the Board, may at any time and without notice, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of an Executive Officer (or his or her beneficiary in the case of the death of the Executive Officer), reduce the right of an Executive Officer to a payment or distribution hereunder to which he or she is entitled at the time such actions are taken. Provided, further, that certain material amendments to the Plan shall be subject to shareholder approval pursuant to Code Section 162(m).

SECTION 12. MISCELLANEOUS

12.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Arkansas, and shall be construed in a manner consistent with Code Section 162(m) of the Code.

12.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Section 6, the Company may require that the Executive Officer pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

12.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

12.5 SHAREHOLDER APPROVAL. No Final Award shall be paid to any Executive Officer unless and until the material terms of the Plan have been approved by the shareholders of the Company in accordance with Code Section 162(m).

12.6 APPLICABILITY OF PLAN. The provisions of this Plan shall apply only to Executive Officers. In the event of any inconsistencies between this Plan and the provisions of any other bonus or incentive plan that might pertain to Executive Officers, the provisions of this Plan shall control.